Exhibit 10.1

AMENDMENT TO THE

TG THERAPEUTICS, INC.

AMENDED AND RESTATED 2012 INCENTIVE PLAN

This Amendment to the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan (the “Plan”), is hereby adopted, effective as of the date indicated below.

W I T N E S E T H:

WHEREAS, TG Therapeutics, Inc. (the “Company”) maintains the Plan, and the Plan is currently in effect; and

WHEREAS, Section 16.1 of the Plan authorizes the Board or the Committee (as defined in the Plan) to amend the Plan, subject to certain limitations, including stockholder approval for certain amendments; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, subject to and effective as of the date of stockholder approval hereof:

1.    Section 5.1. of the Plan is hereby amended by increasing the share references in such section from 18,000,000 to 26,000,000 (an 8,000,000 increase in the overall share reserve), so that such section reads in its entirety as follows:

“5.1 .NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 26,000,000. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 26,000,000.”

2.    Section 3.2 of the Plan is hereby amended so that such section reads in its entirety as follows:

“3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until June 18, 2030, or, if the stockholders approve an additional amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan.”

3.    Section 11.1 of the Plan is hereby amended so that such section reads in its entirety as follows:

“11.1.OPTIONS AND STOCK APPRECIATION RIGHTS. The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee prior to November 2, 2017, shall qualify for the Section 162(m) Exemption.”

4.    Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the TG Therapeutics, Inc. Amended and Restated 2012 Incentive Plan, as adopted by the Board on April 24, 2020, and approved by the Company’s stockholders on June 18, 2020.

TG THERAPEUTICS, INC.

By:	/s/ Sean Power

Its:	Chief Financial Officer, Secretary and Treasurer